EXHIBIT 99

FORM 4 JOINT FILER INFORMATION

Name:	COCONUT PALM CAPITAL INVESTORS I, INC.
The General Partner of the Designated Filer
Address:	c/o Coconut Palm Capital Investors I, Ltd. 595 South Federal Highway, Suite 600 Boca Raton, FL 33432
Designated Filer:	Coconut Palm Capital Investors I, Ltd.
Issuer and Ticker Symbol:	DEVCON INTERNATIONAL CORP [ DEVC ]
Date of Event Requiring Statement:	April 14, 2005
Signature:	By: /s/ Richard C. Rochon
Richard C. Rochon, President

Name:	RICHARD C. ROCHON
An officer, director and the sole owner of Coconut Palm Capital Investors I, Inc., the General Partner of the Designated Filer.
Address:	c/o Coconut Palm Capital Investors I, Ltd. 595 South Federal Highway, Suite 600 Boca Raton, FL 33432
Designated Filer:	Coconut Palm Capital Investors I, Ltd.
Issuer and Ticker Symbol:	DEVCON INTERNATIONAL CORP [ DEVC ]
Date of Event Requiring Statement:	April 14, 2005
Signature:	/s/ Richard C. Rochon
Richard C. Rochon

Name:	MARIO FERRARI
An officer and director of Coconut Palm Capital Investors I, Inc., the General Partner of the Designated Filer.
Address:	c/o Coconut Palm Capital Investors I, Ltd. 595 South Federal Highway, Suite 600 Boca Raton, FL 33432
Designated Filer:	Coconut Palm Capital Investors I, Ltd.
Issuer and Ticker Symbol:	DEVCON INTERNATIONAL CORP [ DEVC ]
Date of Event Requiring Statement:	April 14, 2005
Signature:	/s/ Mario Ferrari
Mario Ferrari